CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-89450) of our report dated March 7, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, of Flushing Financial Corporation which appears in Flushing Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York

May 27, 2005